SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(A) of the Securities Exchange
                                  Act of 1934


Filed by the Registrant                         /X/

Filed by a Party other than the Registrant      /  /

Check the appropriate box:

/  /  Preliminary Proxy Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

/  /  Definitive Proxy Statement

/X /  Definitive Additional Materials

/  /  Soliciting Material Pursuant toss.240.14a-12


                          EXCELSIOR INCOME SHARES, INC.
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)

        _________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)      Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              114 West 47th Street
                            New York, New York 10036
                    ----------------------------------------
                SUPPLEMENT DATED APRIL 2, 2001 TO PROXY STATEMENT
                        OF EXCELSIOR INCOME SHARES, INC.
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                ON APRIL 17, 2001
                -------------------------------------------------

      This Supplement to Proxy Statement (this "Supplement") supplements information contained in the Proxy Statement for the Annual Meeting of Shareholders of Excelsior Income Shares, Inc. dated March 7, 2001 (the "Proxy Statement"), first mailed to shareholders on or about March 7, 2001. It relates to information appearing in the Proxy Statement under the subheadings "Information Concerning Nominees," "Information Concerning Executive Officers" and "Compensation of and Transactions with Executive Officers and Directors." You should read this Supplement in conjunction with the Proxy Statement.

      Effective as of the close of business on April 2, 2001, Townsend Brown, II, the President and Chief Executive Officer of the Fund, terminated his employment agreement with the Fund for Good Reason (as such term is defined in such employment agreement). The terms of Mr. Brown's employment agreement are described in the Proxy Statement. Pursuant to the terms of such employment agreement, the Fund will make a lump sum severance payment to Mr. Brown. Although Mr. Brown will no longer serve as President of the Fund, Mr. Brown has informed the Fund that he will continue to serve as a director and remains a nominee for election at the annual meeting. Effective as of April 3, 2001, Perry
W. Skjelbred, a director of the Fund, will serve as President of the Fund on an at will basis at the discretion of the board of directors. The Fund will pay Mr. Skjelbred a fee of $1,000 per week in connection with his services as President. As a result of his status as the Fund's President, Mr. Skjelbred will be deemed an "interested person" of the Fund under the Investment Company Act of 1940, as amended.